October 20, 1993


Gandalf Technologies Inc.
130 Colonnade Road South
Nepean, Ontario
K2E 7M4

Attention: Mr. Brian R. Hedges
           President and
           Chief Executive Officer

Dear Sirs:

           We understand that Gandalf Technologies Inc. (the "Company") intends to offer (the "Offering") to the public the Offered Shares (as defined below). To that end , we understand that the Company has filed the Preliminary Prospectus (as defined below) in each of the Qualifying Jurisdictions (as defined below) and will file the Prospectus (as defined below) as soon as practicable in accordance with the terms of this agreement in each of the Qualifying Jurisdictions.


OFFER TO PURCHASE

1.   (1)   Based upon the foregoing and subject to the terms and
conditions set out below, Wood Gundy Inc. ("WGI"), Deacon Barclays de Zoete Wedd Limited ("DBZW"), Gordon Capital Corporation ("GCC") and Richardson Greenshields of Canada Limited ("RGC") (collectively the "Underwriters" and individually an "Underwriter") hereby severally and not jointly offer to purchase from the Company, as more particularly described in section 15, and by its acceptance hereof the Company agrees to allot, issue and sell to the Underwriters, at the Closing Time (as defined below), 12,000,000 Common Shares (the "Offered Shares") at a price of $4.00 for each Offered Share, being an aggregate purchase price of $48,000,000.

     (2)   In this Agreement:

           "business day" means a day which is not a Saturday, a Sunday or a statutory holiday in the Province of Ontario;

           "Closing" means the completion of the issue and sale by the Company and the purchase by the Underwriters of the Offered Shares;

           "Closing Date" means November 5, 1993 or such other date as the Company and the Underwriters may agree in writing, provided that in no event shall the Closing Date be later than six weeks after the date a receipt is issued by the Ontario Securities
Commission for the Prospectus;

           " Closing Time" means 8:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Underwriters may agree;

           " Company's Auditors" means KPMG Peat Marwick Thorne, the auditors of the Company;

           " Material Subsidiaries" means the Subsidiaries disclosed under the heading "Intercorporate Relationships" in the Preliminary Prospectus and the Prospectus;

           " misrepresentation", " material fact" and " material change" have the respective meanings ascribed thereto in the Securities Act (Ontario), except as otherwise expressly provided herein;

           " Preliminary Prospectus" means the preliminary prospectus of the Company dated September 21, 1993;

           " Prospectus" means the (final) prospectus of the Company to be filed in the Qualifying Jurisdictions in order to qualify for distribution the Offered Shares;


     " Qualifying Jurisdictions" means all of the provinces of Canada;


            " Securities Laws" means, collectively, the applicable securities laws, regulations and published policy statements of each of the Qualifying Jurisdictions;

            " Securities Regulator" means the applicable securities commission or regulatory authority in each of the Qualifying
Jurisdictions;

            " Subsidiaries" has the meaning ascribed thereto in the Securities Act (Ontario);

            " Supplementary Material" has the meaning ascribed thereto in section 8;

            " this Agreement" means the agreement resulting from the acceptance by the Company of the offer made by the Underwriters herein; and

            " to the best of the knowledge, information and belief of" means (unless otherwise expressly stated) a statement of the declarant's knowledge of the facts or circumstances to which such phrase relates after having made due inquiries and investigations in connection with such facts and circumstances.

     (3) Any reference in this Agreement to any section, subsection, paragraph or subparagraph shall refer to a section, subsection, paragraph or subparagraph of this Agreement.

     (4) All defined terms herein denoted by initial capital letters and not otherwise defined have the meanings attributed thereto in the Preliminary Prospectus.

     (5) Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders.


 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.   (1)   The Company represents and warrants to each of the
Underwriters, and the Company acknowledges that the Underwriters are relying upon such representations, warranties and agreements in entering into this Agreement, that:

      (a) Each of the Company and its Material Subsidiaries has been duly incorporated and organized and is validly subsisting under the laws of its jurisdiction of incorporation, has all requisite power and authority and, except where failure to be so qualified would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, as a whole, is duly qualified to carry on its business as now conducted and to own, lease or operate its properties and assets in each of the jurisdictions in which it carries on its business or owns, leases or operates its properties or assets.

      (b) The authorized and issued capital of the Company is as described in the Preliminary Prospectus and all of the issued
Common Shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

      (c) The Company directly or indirectly owns all of the outstanding shares in the capital of each of its Subsidiaries; provided, however, that shares of certain Subsidiaries are pledged to banks as disclosed in note 9 on page 41 of the Preliminary Prospectus.

      (d) No person, firm or corporation has, as of the date hereof, or will have as at the Closing Time, any agreement or option, or right or privilege (whether preemptive, contractual or otherwise) capable of becoming an agreement for the purchase, subscription and issuance of any Common Shares or other securities of the Company or its Subsidiaries which are not disclosed in the Preliminary Prospectus.

      (e) The Company does not have any Subsidiaries which are not disclosed in the Preliminary Prospectus other than Subsidiaries which, on an individual and aggregated basis, do not have (i) assets, or investments or advances from the Company or other Subsidiaries, which exceed 10% of the assets of the Company and its Subsidiaries on a consolidated basis, or (ii) sales and operating revenues which exceed 10% of the sales and operating revenues of the Company and its Subsidiaries on a consolidated basis.

      (f) The R-M Trust Company has been duly appointed as registrar and transfer agent for the Common Shares.

      (g) The Company has all requisite corporate power and authority to: (i) enter into this Agreement; (ii) offer, sell, issue and deliver the Offered Shares in accordance with the provisions of this Agreement; and (iii) to carry out all the terms and provisions hereof to be carried out by it. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby has been duly authorized by all necessary action of the Company and, at the Closing Time, this Agreement will have been duly executed and delivered by the Company and will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that rights of indemnity and waiver of contribution may be contrary to public policy.

      (h) The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated herein, including, without limitation, the offering, issuance, sale and delivery in the Qualifying Jurisdictions of the Offered Shares and the compliance by the Company with the other provisions of this Agreement: (i) do not require the consent, approval, authorization, registration or qualification of or with any governmental or regulatory authority, administrative tribunal, stock exchange, Securities Regulator or other third party applicable to the Company or its Subsidiaries, except such as may be required (and shall be obtained as provided in this Agreement) under applicable Securities Laws of the Qualifying Jurisdictions or section 12 hereof; and (ii) not conflict with nor will any of such events conflict with or constitute a default under or breach of, or create a state of facts which after notice or lapse of time, or both, could constitute a default under or breach of, any of the terms, conditions and provisions of any contract, indenture, mortgage, trust deed, loan agreement, note, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which any of its properties or assets is or may be contractually bound at the Closing Time or to which any of the properties or assets of the Company or its Subsidiaries is subject, or the constating documents, resolutions or by-laws of the Company or its Subsidiaries or any statute or regulation or any judgment, decree, order, rule or regulation of any court or any governmental or regulatory authority, arbitrator, administrative tribunal, stock exchange or Securities Regulator which may, in any way, have a material adverse effect on the condition (financial or otherwise) of the business, affairs, properties, assets, net worth, capital, results of operations or business prospects of the Company or its Subsidiaries.

      (i) Except that the loan agreement with The Chase Manhattan Bank (National Association) ("Chase N.A."), as agent requires that any proceeds from an equity offering of the Company be used to pay down outstanding indebtedness under the loan, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which it may be contractually bound at the Closing Time, or to which any of the properties or assets of the Company or its Subsidiaries is subject.

      (j) The Company is not in violation of any of its constating documents, resolutions or by-laws or, except in connection with loan agreements with Chase N.A., as agent and Royal Bank of Canada, default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be contractually bound at the Closing Time, or to which any of the properties or assets of the Company may be subject where such default or violation may have a material adverse effect on the Company. Except in connection with loan agreements with Chase N.A., as agent and Royal Bank of Canada, there exists no state of facts which, after notice or lapse of time or both, or otherwise, would constitute a default under or breach of a material obligation, agreement, covenant or condition of any of such documents where such default may have a material adverse effect on the Company. All of such documents are now in good standing and in full force and the Company is entitled to all of the benefits thereunder.

      (k) Each of the Company and its Subsidiaries possesses all material certificates, authorizations, permits or licenses issued by the appropriate governmental or regulatory agencies or bodies in each of the applicable provinces or countries in order for it to carry on its business or own, lease or operate its properties or assets, and none of the Company nor its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, permit or licence which may, singly or in the aggregate, materially and adversely affect the Company or its Subsidiaries or any of their properties or assets.

      (l) Except as disclosed in the Preliminary Prospectus, there are no actions, suits, proceedings or inquiries pending or, to the best of the knowledge, information and belief of the Company, threatened against or affecting the Company or its Subsidiaries or any of their properties or assets at law or in equity or before or by any governmental or regulatory agency or board, domestic or foreign, which may, in any way, have a material adverse effect on the condition (financial or otherwise) of the business, properties, assets, capital, net worth, results of operations or business prospects of the Company or its Subsidiaries.

      (m) Except as disclosed in the Preliminary Prospectus, the Company does not have any contingent liabilities which are material to the Company or its Subsidiaries or their business, operations, properties or assets.

      (n) The Offered Shares have been approved for listing on The Toronto Stock Exchange ("TSE"), subject to the satisfaction by the Company of the conditions (the "Listing Conditions") set out in the letter dated October 7, 1993 from the TSE to Stikeman, Elliott, counsel to the Company, and, at the Closing Time, the Company will have satisfied such of the Listing Conditions as will be possible to satisfy at such time and will use its best efforts to satisfy any conditions not satisfied at the Closing Time as soon as practicable after the Closing Time. At the Closing Time, the definitive form of certificate for the Offered Shares will be in proper form under the laws of the Province of Ontario and will comply with the requirements of the TSE.

      (o) The Company has not agreed to issue or sell any securities (as defined in the Securities Act (Ontario)) of the Company, other than as described in the Preliminary Prospectus. All Offered Shares to be issued as hereinbefore described have been duly authorized and conditionally issued and, at the Closing Time when certificates for the Offered Shares are countersigned by the Company's transfer agent and registrar and issued, delivered and paid for, such Offered Shares will be validly issued as fully paid and non-assessable Common Shares in the capital of the Company.

      (p) No order, ruling or determination having the effect of suspending or restricting the offer or sale, or ceasing the trading, of the Offered Shares or any other securities of the Company has been issued or made by any court or any governmental or regulatory authority, arbitrator, administrative tribunal, stock exchange or Securities Regulator and is continuing in effect, and no proceedings for that purpose have been instituted or are pending or, to the best of the knowledge, information and belief of the Company, contemplated or threatened by any such authority or under any Securities Laws.

      (q) The audited consolidated balance sheets of the Company as at March 31, 1993 and March 31, 1992 and the consolidated statements of income and retained earnings and changes in financial position for the year ended March 31, 1993, the eight months ended March 31, 1992 and for each of the years in the three year period ended July 31, 1991 (collectively, the "Historical Financial Statements"), as set out in the Preliminary Prospectus, are fairly and, in all material respects, completely and accurately stated and have been prepared in accordance with Canadian generally accepted accounting principles.

       (r) Except as provided herein, there is no person, firm or corporation which has been engaged by the Company to act for the Company and which is entitled to any brokerage or finder's fee in connection with this Agreement or any of the transactions contemplated hereunder, and in the event any such person, firm or corporation establishes a claim for any fee from the Underwriters, the Company covenants to indemnify and hold harmless the Underwriters with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

       (s) To the best of the knowledge of the Company, none of the holders of Common Shares or the directors or officers of the Company or any associate or affiliate of any of the foregoing had, has or intends to have any material interest, direct or indirect, in any material transaction contemplated by this Agreement or the Preliminary Prospectus or in any proposed material transaction with the Company which, as the case may be, materially affects, is material to or will materially affect the Company or its Subsidiaries, except as and to the extent disclosed in the Preliminary Prospectus.

      (t) The Company will not take any action, directly or indirectly, to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of its securities prior to the date set forth in the notice contemplated by Section 17 that distribution of the Common Shares has ceased.

       (u) The Company and its Subsidiaries have timely filed all necessary tax returns and notices and have paid or made provision for all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due; the Company is not aware of any material tax deficiencies or material interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to itself or its Subsidiaries which have not otherwise been provided for by the Company.

     (2) The Company represents and agrees, for the benefit of the Underwriters, to the representations and agreements of the Company described in Schedule "A" hereto, which is incorporated by reference in this Agreement.

     (3) Each certificate required to be provided in accordance with the terms of this Agreement and signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby. The Company's obligations as regards the breach of any representation and warranty of the Company set forth in this section 2 or in any such certificate or in section 9 or elsewhere in this Agreement shall be limited to those obligations which are provided for in section 13.


UNDERWRITERS' FEES

3.   In consideration for the Underwriters' services in:

      (a)   assisting in the preparation of the Preliminary
Prospectus, the Prospectus and of any Supplementary Material;

      (b) forming and managing banking, selling or other groups for the distribution of the Offered Shares;

      (c) distributing the Offered Shares both directly and through other registered dealers and brokers in Canada; and

      (d) arranging marketing information meetings; the Company (out of its general funds) agrees to pay to the Underwriters by certified cheque or bank draft, at the Closing Time, in the event that the Offered Shares are purchased by the Underwriters, an aggregate fee of $2,880,000, being a fee of $0.24 per Offered Share so purchased.


CLOSING PROCEDURES

4. (1)The purchase of the Offered Shares shall be completed at the Closing Time at the offices of Stikeman, Elliott, Suite 5300, Commerce Court West, Toronto, Ontario M5L 1B9 or at such other place in Toronto as the Underwriters and the Company may agree. At the Closing Time, the Company shall issue the Offered Shares to, or to the order of, WGI, on behalf of the Underwriters, and deliver to WGI, on behalf of the Underwriters, one or more Common Share certificate(s) in definitive form representing the Offered Shares, such Common Share certificate(s) to be registered in the name of WGI, on behalf of the Underwriters, or in such other name or names as WGI, on behalf of the Underwriters, shall notify the Company in writing not less than one (1) whole business day prior to the Closing Date, against payment by the Underwriters to the Company of the aggregate purchase price for the Offered Shares in lawful money of Canada by certified cheque or bank draft at par in Toronto together with the receipt of WGI, on behalf of the Underwriters, for such Common Share certificate(s) against delivery of the Company's receipt for such monies. The Company shall contemporaneously pay to WGI, on behalf of the Underwriters, the Underwriters' fees as described in section 3 in connection with the issue and sale of the Offered Shares, by the Company's certified cheque or bank draft at par in Toronto against delivery of the Underwriters' receipt therefor.

     (2)Provided notice in writing reasonably satisfactory to the Company is provided by one or more Underwriters, it is understood that any one of the Underwriters, individually, may (but shall not be obliged to) make payment on behalf of any other Underwriter or Underwriters for all, but not less than all, of the Common Shares to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

     (3)The Company shall make all necessary arrangements for the exchange on the Closing Date of the Common Share certificate(s), issued as aforesaid, at the principal offices of The R-M Trust Company in the cities of Halifax, Montreal, Toronto, Winnipeg, Calgary and Vancouver for Common Share certificates representing such number of Common Shares and registered in such names as shall be designated to The R-M Trust Company by WGI, on behalf of the Underwriters and any members of the Underwriters' banking, selling or other groups referred to in paragraph 3(b), not less than three
(3) business days prior to the Closing Date. All such exchanges and other exchanges necessary to complete the distribution of the Offered Shares shall be made without cost to the Underwriters or the members of such Underwriters' banking, selling or other groups.


 COMPLIANCE WITH SECURITIES LAWS


5.   (1)   The Company shall as soon as practicable fulfill all
requirements as are appropriate and obtain receipts for the Prospectus which under the applicable Securities Laws must be fulfilled or received in order to qualify the Offered Shares for distribution in the Qualifying Jurisdictions by the Underwriters and by any other investment dealers or brokers registered in the Qualifying Jurisdictions.

     (2) The Offered Shares shall be offered for sale by the Underwriters to the public in the Qualifying Jurisdictions in compliance with applicable laws and at the offering price per Offered Share of $4.00 to be specified on the cover page of the Prospectus. The Underwriters shall cause similar undertakings to be contained in any agreements among the members of any banking, selling or other groups formed for the distribution of the Offered Shares.

     (3) The Underwriters covenant and agree that if they offer to sell or sell any Offered Shares in jurisdictions other than the Qualifying Jurisdictions, such offers or sales shall be effected in accordance and compliance with the applicable laws of such jurisdictions. The Underwriters shall, and shall use their reasonable best efforts to cause members of any banking, selling or other groups (the "selling dealer group") formed for the distribution of the Offered Shares to, only sell the Offered Shares in any jurisdiction other than the Qualifying Jurisdictions in full compliance with all local laws, regulations and policy statements and in such manner so as not to require the production or qualification of a prospectus or other offering document in respect of such sale under the laws of any such jurisdiction or to require the Company to become registered as an issuer of securities, or to require the Offered Shares to become registered for distribution under such laws, regulations and policy statements.

     (4) The Underwriters agree, on behalf of themselves and their United States affiliates, for the benefit of the Company to comply with the selling restrictions imposed by the laws of the United States and described in Schedule "A" hereto, which is incorporated by reference in this Agreement. They also agree to obtain such an agreement of each member of the selling dealer group. Notwithstanding the provisions of this Section 5(4), no Underwriter shall be liable to the Company pursuant to this Section or Schedule "A" as a result of the violation by another member of the selling dealer group of this Section 5(4) or Schedule "A" if the Underwriter first mentioned is not itself in violation.

     (5) The Underwriters shall not make use of any "green sheet" in respect of the Offered Shares or the offering thereof without the prior approval of the Company, and will comply with the notice dated July 7, 1989 issued by the Ontario Securities Commission with respect to the use of "green sheets" and other marketing material during the waiting period under the Securities Act (Ontario).


 DELIVERY OF PROSPECTUS

6.   (1)   The Company shall deliver to the Underwriters, without
charge, in Toronto, Ontario, contemporaneously with or prior to the filing of the Prospectus with the Ontario Securities Commission:

      (a) a copy of the Prospectus in each of the English and French language (which French language copy need not be delivered until the French language version of the Prospectus has been filed with the Quebec Securities Commission), signed as required by the Securities Laws;

      (b) a copy of any other document required to be filed by the Company under the Securities Laws in connection with the distribution of the Offered Shares in each of the Qualifying
Jurisdictions;

      (c) evidence reasonably satisfactory to the Underwriters that application to list the Offered Shares on the TSE has been accepted by the TSE, subject to the satisfaction by the Company of the Listing Conditions;

      (d) a comfort letter dated the date of the Prospectus and addressed by the Company's Auditors to the Underwriters, their counsel and the directors of the Company, in form and substance satisfactory to the Underwriters, acting reasonably;

      (e) an opinion of the Company's Quebec counsel addressed to the Underwriters and their counsel in form and substance satisfactory to the Underwriters, acting reasonably, substantially to the effect that, except for the financial information appearing in the Prospectus in the English language under the heading "Prospectus Summary-Selected Consolidated Financial Information", the information appearing under the headings "Management's Discussion and Analysis" and "Auditors' Report" (including the financial statements referred to therein), the Prospectus printed in the French language is in all material respects a complete and proper translation of the Prospectus printed in the English language and the said English and French language versions of the Prospectus are not susceptible of any materially different interpretation with respect to any material matter contained therein;

      (f) an opinion of the Company's Auditors addressed to the Underwriters and their counsel in form and substance satisfactory to the Underwriters, acting reasonably, substantially to the effect that the information under the headings "Prospectus Summary-Selected Consolidated Financial Information", the information appearing under the headings "Management's Discussion and Analysis" and "Auditors' Report" (including the financial statements referred to therein), in the French version of the Prospectus are, in all material respects, a complete and proper translation of the English language version; and

      (g) an opinion of the Company's Quebec counsel addressed to the Underwriters and their counsel, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to compliance with the laws of Quebec relating to the use of the French language in connection with the distribution of the Offered Shares in Quebec.

     (2) The Company shall co-operate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of the Prospectus and shall allow the Underwriters to conduct all "due diligence" investigations which the Underwriters may reasonably require to fulfil the Underwriters' obligations as underwriters and to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters in such documentation.

     (3) The Company shall cause to be delivered to the Underwriters, without charge, as soon as possible following the time of issuance of a receipt in the Province of Ontario for the Prospectus and in any event not later than 9:00 a.m. (Toronto time) on November 1, 1993, in the cities of Toronto and Montreal, such numbers of commercial copies of the Prospectus, in both the English and French languages, as the Underwriters shall reasonably request (and in respect of which they have provided the Company with reasonable advance written notice). The Company shall similarly cause to be delivered to the Underwriters commercial copies of any Supplementary Material required to be delivered to the Underwriters or to be delivered to purchasers or prospective purchasers of the Offered Shares in the Qualifying Jurisdictions.


 NOTICE OF MATERIAL CHANGE

7. During the period of distribution (which shall be deemed to have terminated with the giving of notice under section 17(ii) of this Agreement) of the Offered Shares, the Company shall promptly notify the Underwriters in writing of:

      (a) any material change (actual, anticipated, proposed or threatened) in any or all of the business, affairs, properties, assets, capital, net worth, liabilities (contingent or otherwise), results of operations or business prospects of the Company or its Subsidiaries;

      (b) any change (actual, anticipated, proposed or threatened) in a material fact contained in the Preliminary
Prospectus, the Prospectus or any Supplementary Material;

      (c) any change in applicable laws materially affecting or which may materially affect the business, affairs, properties, assets, capital, net worth, liabilities (contingent or otherwise), results of operations or business prospects of the Company or its Subsidiaries or the Offered Shares or the distribution thereof, which change is or may be of such a nature as to render any statement in the Preliminary Prospectus, the Prospectus or any Supplementary Material misleading or untrue or result in a misrepresentation therein or which would otherwise require an amendment to the Preliminary Prospectus, the Prospectus or the Supplementary Material under the Securities Laws; and

      (d) any material fact which becomes known which, pursuant to the Securities Laws, would have been required to be stated in the Preliminary Prospectus, the Prospectus or any Supplementary Material had it been known by the Company at or prior to the respective date hereof.

In any such case, the Company shall promptly and, in any event within applicable time limitations under the Securities Laws, comply with all legal requirements necessary to comply with the Securities Laws applicable to continued distribution of the Offered Shares in the Qualifying Jurisdictions as contemplated in section
5. The Company shall in good faith discuss with the Underwriters any change in circumstances (actual, anticipated, proposed or threatened) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this section 7.


 SUPPLEMENTARY MATERIAL

8. The Company shall also deliver to the Underwriters and their counsel duly signed copies of any amendments or supplements to the Preliminary Prospectus or the Prospectus or other documents required to be filed by the Company under the Securities Laws (collectively, the "Supplementary Material"), together with copies of any other documents required to be filed with the Supplementary Material. The Company shall cooperate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of any Supplementary Material and shall allow the Underwriters to conduct all "due diligence" investigations which the Underwriters may request to fulfill the Underwriters' obligations as underwriters and to enable the Underwriters to responsibly execute any certificate required to be executed by the Underwriters in the Supplementary Material. The provisions of section 6 shall apply, with any changes required by the context, to any Supplementary Material of which copies are, under the applicable Securities Laws, required to be delivered to any purchaser or prospective purchaser of the Offered Shares.


 REPRESENTATIONS AND WARRANTIES REGARDING PROSPECTUS

9. The delivery to the Underwriters of the Preliminary Prospectus, the Prospectus or any Supplementary Material shall constitute the representation and warranty of the Company to the Underwriters that, at the time of such delivery, the information and statements contained therein (except information and statements relating solely to, or provided by, the Underwriters):

      (a)   are true and correct in all material respects;

      (b) constitute full, true and plain disclosure of all material facts relating to the Company and the Offered Shares;

      (c)   contain no misrepresentation; and

      (d)   comply in all material respects with the Securities
Laws.

Such delivery shall constitute the Company's consent to the use of the Preliminary Prospectus, the Prospectus and the Supplementary Material by the Underwriters for the purpose of offering and selling the Offered Shares in the Qualifying Jurisdictions in accordance with the Securities Laws as contemplated in this Agreement.


 COVENANTS OF THE COMPANY

10. The Company covenants and agrees with each of the Underwriters that the Company:

      (a) will advise the Underwriters, promptly after receiving notice thereof, of the time when the Prospectus or any Supplementary Material has been filed and receipts therefor have been obtained and will provide evidence satisfactory to the Underwriters of each such filing and issuance of receipts;

      (b) will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by any court or by any governmental or regulatory authority, arbitrator, administrative tribunal, stock exchange or Securities Regulator of any judgment, decree, order, rule or regulation suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Supplementary Material; (ii) the suspension of the qualification of the Offered Shares for offering or sale in any of the Qualifying Jurisdictions; (iii) the institution, proposal, threat or contemplation of any proceeding in connection with the matters referred to in (i) or (ii) above; or (iv) any request made by any Securities Regulator for an amendment or supplement to the Preliminary Prospectus, the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such judgment, decree, order, rule or regulation and, if any such judgment, decree, order, rule or regulation is issued, to obtain the withdrawal thereof as quickly as possible;

      (c) will apply the net proceeds from the sale of the Offered Shares as set forth under the headings "Prospectus Summary
- - Use of Proceeds" and "Use of Proceeds" in the Prospectus;

      (d) will not, directly or indirectly, without the prior written consent of the Underwriters, issue, offer, sell, grant any option to purchase or otherwise dispose of (or agree to or publicly announce any issue, offer, sale, grant of any option to purchase or other disposition) any Common Shares or any securities convertible into, or exchangeable or exercisable for, Common Shares for a period of 120 days after the Closing Date, except for the sale of the Offered Shares pursuant to this Agreement, the granting of options to purchase Common Shares pursuant to the Company's stock option plans or the issue of Common Shares pursuant to the Company's employee share purchase plan to an aggregate maximum of 500,000 Common Shares, or the issue of Common Shares pursuant to the exercise of existing rights, options, warrants or debentures disclosed in the Prospectus; and

      (e) will, prior to filing the Prospectus in the Qualifying Jurisdictions, deliver to the Underwriters a certificate, dated the date the Prospectus is filed with the Ontario Securities Commission, of the Chief Executive Officer and the Chief Financial Officer on behalf of the Company, and not in their personal capacities, to the effect that the representations and warranties of the Company in the Agreement are true and correct as if made on and as of the date of the certificate except that, in place of any exceptions currently in section 2 of the Agreement in connection with the Company being in breach of financial covenants in any loan agreements, the certificate will provide a representation and warranty that the Company is not in breach of any covenants of the loan agreements or will have obtained a waiver from the applicable banking institution.


 EXPENSES

11. The Company agrees to pay all of its costs, fees, and expenses incidental to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to section 16, including, without limitation, all costs, fees and expenses incidental to: (i) the printing or other production of documents with respect to the transactions contemplated by this Agreement, including all costs of printing the Preliminary Prospectus, the Prospectus and any Supplementary Material; (ii) all reasonable arrangements relating to the delivery to the Underwriters of copies of the foregoing documents; (iii) the organizing and holding of the information meetings, including the food, travel and accommodation expenses of the Underwriters; (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company; (v) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Offered Shares, including all transfer agent's, sub-transfer agent's, registrar's and sub-registrar's fees; (vi) the qualification of the Offered Shares under the Securities Laws of the Qualifying Jurisdictions, including the payment of any filing fees to the Securities Regulators; and (vii) the listing fees for the Offered Shares on the TSE. In addition, if the Agreement resulting from the acceptance of this offer is terminated prior to the Closing Time by the Company for any reason other than default of the Underwriters, the Company shall assume and be responsible for the reasonable fees and disbursements of the Underwriters' counsel and the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the offering of the Offered Shares.

 CONDITIONS OF CLOSING

12. The obligations of the Underwriters to purchase and pay for the Offered Shares shall be subject, in the Underwriters' reasonable discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, to the accuracy of the statements of the officers of the Company and others made pursuant to the provisions of this section 12, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

      (a) The Underwriters shall have received favourable legal opinions, dated the Closing Date, from the Company's counsel, Stikeman, Elliott, substantially in the form of Schedule "B" hereto and the Underwriters' counsel, Fasken Campbell Godfrey, in form and substance reasonably satisfactory to them and as to such matters as may be reasonably required by them; it being understood that such counsel may rely: (i) to the extent appropriate in the circumstances, as to matters of fact, on certificates of the Company executed on its behalf under corporate seal by any two officers of the Company acceptable to the Underwriters, acting reasonably, and on certificates of public officials; (ii) on the opinions of local counsel (signed copies of which shall be addressed to and delivered to the Underwriters and their counsel) reasonably acceptable to the Underwriters' counsel as to the qualification of the Offered Shares for offering and sale, as to other matters in the Qualifying Jurisdictions applicable to the offering and sale of the Offered Shares and as to matters in paragraphs 1 and 2 of the draft opinion in Schedule "B"; and (iii) as to matters of fact not independently established, on certificates of the Company's Auditors and certificates of the Company's registrar and transfer agent; and that the Underwriters' counsel may rely on the opinion of the Company's counsel as to matters which relate specifically to the Company. The Company agrees to use its reasonable best efforts to cause Stikeman, Elliott, and the Underwriters agree to use their reasonable best efforts to cause Fasken Campbell Godfrey, to provide the respective opinion hereinbefore provided for.

      (b) the Underwriters shall have received at the Closing Time a favourable legal opinion, dated the Closing Date from the Company's U.S. counsel, in form and substance satisfactory to the Underwriters' counsel, acting reasonably, with respect to the sale of the Offered Shares by the Underwriters in the United States.

      (c) an opinion of Quebec counsel to the Company, addressed to the Company and the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to compliance with the laws of Quebec relating to the use of the official language in connection with the sale of the Offered Shares and that the French language version of the certificate for the Common Shares is in all material respects a complete and accurate translation of the English language version thereof, and that such versions are not susceptible of any materially different interpretation with respect to any material matter contained therein.

      (d) Each of the Underwriters and counsel to the Underwriters shall have received from the Company's Auditors a letter dated the Closing Date in form and substance satisfactory to the Underwriters, acting reasonably, to the effect that, in all material respects, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified Financial Information (as defined below) is given in the Prospectus, as of a date not more than two
(2) business days prior to the date of the Closing Date), the conclusions and findings of the Company's Auditors with respect to the financial information disclosed in the Prospectus, including the financial statements of the Company and such other financial information as the Underwriters shall reasonably identify, (collectively, the "Financial Information") shall be confirmed. References to the Prospectus in this paragraph (d) shall include any Supplementary Material at the date of such letter.

      (e) Incumbency certificates, dated the Closing Date, including specimen signatures of the Chief Executive Officer, the Chief Financial Officer and any other relevant signing officer of the Company.

      (f) The Underwriters shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer on behalf of the Company, and not in their personal capacities, to the effect that, to the best of their knowledge, information and belief:


           (i) (A) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Time; (B) the Prospectus, as amended or supplemented as of the Closing Time, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(C) the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time;

           (ii) receipts have been issued by the appropriate Securities Regulators for the Prospectus and no judgment, decree, order, rule or regulation suspending or preventing the use of the Prospectus or any Supplementary Material has been issued, and no proceedings for that purpose have been instituted, proposed, threatened or contemplated, by any court or by any governmental or regulatory authority, arbitrator, administrative tribunal, stock exchange or Securities Regulator;

           (iii) the constating documents and by-laws of the Company attached to the certificate are full, true, correct and complete copies of all constating documents and by-laws of the Company in effect on the date of such certificate, unamended;

           (iv) the minutes or other records of various proceedings and actions of the Company's board of directors attached to the certificate relating to the Offered Shares and the Prospectus, including the Historical Financial Statements included therein, are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof;

           (v) subsequent to the respective dates as of which information is given in the Prospectus, neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its businesses, properties or assets, whether or not covered by insurance, or from any labour dispute or any judicial, governmental or regulatory proceeding, and there has not been any development which may, in any way, have a material adverse effect on the condition (financial or otherwise) of the business, properties, assets, capital, net worth, results of operations or business prospects of the Company or its Subsidiaries; and

           (vi) subsequent to the respective dates as of which information is given in the Prospectus, no transaction out of the ordinary course of business of a nature material to the Company or its Subsidiaries has been entered into by the Company or its Subsidiaries or has been approved by the management or board of directors of the Company or its Subsidiaries, as the case may be;

      (g) The Offered Shares shall have been, subject to the satisfaction by the Company of the Listing Conditions, approved for listing and posting for trading on the TSE at the end of the business day immediately preceding the Closing Date, subject only to the official notices of issuance of the Offered Shares.

      (h) The Underwriters shall have received such other certificates, statutory declarations, opinions, agreements or materials in form and substance satisfactory to the Underwriters as the Underwriters may reasonably request.

 INDEMNIFICATION AND CONTRIBUTION

13. (1) The Company shall indemnify and save harmless each of the Underwriters, and each of the directors, officers, employees and agents of the Underwriters (with respect to an Underwriter, the "Underwriter's Personnel" and with respect to all Underwriters, the "Underwriters' Personnel") against any losses (other than loss of profits), claims, costs, damages, expenses or liabilities to which the Underwriters or the Underwriters' Personnel may become subject, including counsel fees, caused by or out of, based on or resulting from:


      (a) any untrue statement or alleged untrue statement made by the Company in sections 2 or 9 or in any certificate delivered to the Underwriters pursuant to this Agreement;

      (b) any untrue statement or alleged untrue statement of any material fact (except information or a statement relating solely to the Underwriters or any of them and except any order, enquiry, investigation or proceeding based solely or primarily on activities or alleged activities of the Underwriters or any of them and/or members of the banking, selling or other groups formed by them) contained in: (i) the Preliminary Prospectus, the Prospectus or any Supplementary Material, or any amendment or supplement thereto; or
(ii) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any Qualifying Jurisdiction in order to qualify the Offered Shares under the Securities Laws thereof or filed with any securities exchange (each, an "Application");

      (c) the omission or alleged omission to state in the Preliminary Prospectus, Prospectus or Supplementary Material, or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading;

      (d) the Company not complying with any requirement of the applicable Securities Laws; or


      (e) any order, ruling or determination having the effect of suspending or restricting the offer or sale, or ceasing the trading, of the Offered Shares or any other securities of the Company has been issued or made by any court or any governmental or regulatory authority, arbitrator, administrative tribunal, stock exchange or Securities Regulator, or proceedings for that purpose have been instituted or are pending by any such court or authority or under any Securities Laws.

As used herein, "Indemnified Parties" collectively means the Underwriters and the Underwriters' Personnel, and "Indemnified
Party" means any of them.

     (2)Neither the Company nor any Indemnified Party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriters or any Underwriters' Personnel is a party to such claim, action, suit or proceeding) unless the other has consented in writing thereto, such consent not to be unreasonably withheld, or such settlement, compromise or consent includes an unconditional release of the other from all liability arising out of such claim, action, suit or proceeding.

     (3) Promptly after receipt by an Indemnified Party of notice of the commencement of any claim, action, suit or proceeding in respect of which it may be entitled to indemnity by the Company, such Indemnified Party will, if a claim, action, suit or proceeding in respect thereof may be made against the Company, notify the Company of the commencement thereof, but the omission so to notify the Company will not relieve the Company from any liability which it may have to any Indemnified Party otherwise than under this section 13 provided that such omission to so notify the Company does not materially adversely affect any defences the Company may have to such claim, action, suit or proceeding. In case any such claim, action, suit or proceeding is brought against any Indemnified Party, and such Indemnified Party notifies the Company of the commencement thereof, the Company will be entitled (but not required) to participate therein and assume the defence thereof, provided, however, that such defence shall be through legal counsel satisfactory to such Indemnified Party, acting reasonably. If the Company elects to participate in or assume the defence of such claim, action, suit or proceeding, the Indemnified Party shall have the right to participate in the defence of such claim, action, suit or proceeding and have separate counsel at its own expense; provided however, that if the defendants in any such claim, action, suit or proceeding include both the Indemnified Party and the Company and the Indemnified Party shall have been advised by such Indemnified Party's counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the Company shall not have the right to direct the defence of such action on behalf of such Indemnified Party and such Indemnified Party shall have the right to select separate counsel to defend such claim, action, suit or proceeding on behalf of such Indemnified Party or Indemnified Parties and, in such case, the Company shall bear the reasonable fees, costs and expenses of such separate counsel, provided that the Company shall not be obliged under this paragraph (3) to pay the fees, costs and expenses of more than one legal counsel in any one jurisdiction acting as counsel on behalf of one or more Indemnified Parties. If the Company does not elect to participate in or assume the defence of such claim, action, suit or proceeding, the Indemnified Party shall have the right to retain counsel and the Company shall bear the reasonable fees, costs and expenses of such counsel.

     (4)If the indemnity provided for in the preceding paragraphs of this section 13 is unavailable or insufficient to hold harmless the Indemnified Parties in respect of any losses, claims, costs, damages, expenses or liabilities flowing out of or related to a claim, action, suit or proceeding, then, in order to provide for just and equitable contribution, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, costs, damages, expenses or liabilities in such proportion as is appropriate to reflect: (i) the relative benefits received by the Indemnified Party on the one hand and the Company on the other from the offering of the Offered Shares; or
(ii) if the allocation provided by the foregoing (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnified Party on the one hand and the Company on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, costs, damages, expenses or liabilities. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Offered Shares (after deducting the fees payable to the Underwriters but before deducting issue expenses) received by the Company bear to the total fees received by the Underwriters in connection therewith. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. Notwithstanding any other provision of this subsection (4), the Indemnified Party shall not be obligated to make contributions hereunder that in the aggregate exceed the fees paid to the Underwriters under this Agreement, less the aggregate amount of any losses, claims, costs, damages, expenses or liabilities that the Indemnified Party has otherwise been required to pay in respect of the same or any substantially similar claim, action, suit or proceeding and no person who committed a fraudulent misrepresentation shall be entitled to contribution from any person who did not commit a fraudulent misrepresentation. For purposes of this subsection (4), each of the Underwriters' Personnel shall have the same rights to contribution as the Underwriters, and each director of the Company and each officer of the Company who signed the Prospectus shall have the same rights to contribution as the Company. The rights to contribution provided in this subsection (4) shall be in addition to and not in derogation of any right to contribution which the Underwriters may have by statute or otherwise at law.

     (5)The rights of indemnity contained in this section 13 shall not enure to the benefit of an Underwriter or any of such Underwriter's Personnel if the Company has complied with the provisions of section 8 and the person asserting any claim, action, suit or proceeding contemplated by this section 13 was not sent a copy of the Preliminary Prospectus, the Prospectus or any Supplementary Material which corrects any untrue statement or information, misrepresentation or omission which is the basis of such claim, action, suit or proceeding and which is required under the Securities Laws to be sent to such person by such Underwriter.

     (6)If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Company notice thereof in writing as soon as reasonably possible, but failure to notify the Company shall not relieve the Company of any obligation it may have to the Underwriters under this section 13.

     (7)The Company hereby waives its right to recover contribution from the Underwriters or any of their respective directors, officers, employees or agents with respect to any liability of the Company by reason of or arising out of any misrepresentation contained in the Preliminary Prospectus, the Prospectus or any Supplementary Material; provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of (i) any misrepresentation which is based upon or results from information relating solely to the Underwriters contained in such document; (ii) any information provided in writing to the Company by the Underwriters; or (iii) any failure by the Underwriters or members of their banking, selling or other groups, if any, to send to prospective purchasers of the Offered Shares any document which the Company is required to provide to such prospective purchasers and which it has provided to the Underwriters to send to such prospective purchasers.

     (8)To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters shall obtain and hold the rights and benefits of this section 13 in trust for and on behalf of such Indemnified Party.


 SURVIVAL

14. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriters set forth in this Agreement shall survive the Closing Date and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Underwriters or any of their respective directors, officers, agents or advisors; (ii) delivery of and payment for the Offered Shares; and (iii) any subsequent disposition by the Underwriters of the Offered Shares.


 OBLIGATIONS OF THE UNDERWRITERS

15.  (1)   Subject to the terms hereof, the obligations of the
Underwriters to purchase the Offered Shares at the Closing Time shall be several and not joint and their respective obligations and rights in this regard shall be in the following percentages:

                   WGI                           35%
                   DBZW                          30%
                   GCC                           20%
                   RGC                           15%
                                                100%

If one or more of the Underwriters should default in its or their obligation to purchase its or their respective percentage of the Offered Shares, the other Underwriter or Underwriters shall have the right, subject to compliance with applicable law, but not the obligation, at its or their option, to severally purchase, on a pro rata basis between themselves or in such other proportions as they may agree upon, all but not less than all of the Offered Shares, which the defaulting Underwriter(s) failed or refused to purchase. If the non-defaulting Underwriter(s) elect(s) not to exercise such right, the Company shall have the right, subject to compliance with applicable law, but not the obligation, at its option, to arrange for one or more substitute Underwriter(s) to purchase that portion of the defaulting Underwriter(s)' Offered Shares which it or they have failed to or refused to purchase. If the Company does not arrange for a substitute Underwriter(s), the non-defaulting Underwriter(s) shall be entitled by notice to the Company to terminate this Agreement without liability on the part of the non-defaulting Underwriter(s) or the Company (on submission of reasonable evidence of its or their own ability to purchase its or their own percentage of the Offered Shares, unless the termination is in accordance with any other termination provision in this Agreement). Nothing in this section 15 shall require the Company to sell less than all of the Offered Shares to relieve any defaulting Underwriter from liability in respect of its default hereunder to the Company or to any non-defaulting Underwriter.

     (2)   Unless WGI is a defaulting Underwriter under this
section 15, the Company shall be entitled to act, and shall act, on any notice, waiver, extension or communication given by or on behalf of the Underwriters by WGI which shall represent the Underwriters and which shall have the authority to bind the Underwriters in respect of all matters hereunder, except in respect of any settlement under section 13, any agreement referred to under section 15 or any matter referred to under sections 16 or 19. WGI agrees to use its reasonable best efforts to consult fully with the other Underwriters with respect to any such notice, waiver, extension or other communication.


 TERMINATION

16.  (1)   In addition to any other remedies which may be available
to the Underwriters, any Underwriter shall be entitled, at such Underwriter's sole discretion, to terminate and cancel, without any liability on such Underwriter's part, such Underwriter's obligations under this Agreement, by notice to the Company given at any time during the period of this Agreement and up to and including the Closing Time, in the event that if, at or prior to the Closing Time:

      (a) any inquiry, investigation or other proceeding should be undertaken, threatened or announced or any order, ruling or determination should be issued by any court or any governmental or regulatory authority, arbitrator, administrative tribunal, stock exchange or Securities Regulator (except for any such inquiry, investigation, other proceeding or order, ruling or determination based upon the activities or the alleged activities of the Underwriters or their banking, selling or other group members, if any, and not of the Company) which, in the sole opinion of the Underwriters (or any of them), acting reasonably, prevents or operates to prevent or materially and adversely restrict trading in the Offered Shares, or which materially and adversely affects the marketability of the Offered Shares;

      (b) there shall occur any material change or change in a material fact such as is contemplated in section 7 which, in the sole opinion of the Underwriters (or any of them), acting reasonably, would be expected to have a material adverse effect on the market price or value of the Offered Shares;

      (c) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any action, government regulation, inquiry or other occurrence of any nature whatsoever which, in the reasonable opinion of the Underwriters (or any of them), materially and adversely affects or will materially and adversely affect the financial markets or the business, operations or affairs of the Company or the marketability of the Offered Shares;

      (d) the state of financial markets is such that, in the reasonable opinion of the Underwriters (or any or them), the Offered Shares cannot be marketed profitably; or

      (e) the Company or its Subsidiaries shall have sustained any material loss or interference with its businesses or properties or there shall have been any material adverse change, or any development involving a prospective material adverse change including, without limitation, a change in the management or control of the Company or the condition (financial or otherwise) of the business, affairs, properties, assets, net worth, capital, results of operations or business prospects of the Company except, in each case, as described in the Preliminary Prospectus or, once filed with a Securities Regulator, the Prospectus.

     (2) The rights of termination contained in this section 16 may be exercised by any one or more of the Underwriters and are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination pursuant to paragraph (1)(a), (b), (c), (d) or (e) of this section 16, there shall be no further liability on the part of the Company to such Underwriter except in respect of any liability which may have arisen or may thereafter arise under sections 5, 9, 11 or 13. A notice of termination given by an Underwriter under this section 16 shall not be binding upon any other Underwriter.

     (3) In the event that one or more but not all of the Underwriters shall exercise the right of termination herein, the others shall have the right, but shall not be obligated, to purchase all of the Offered Shares which would otherwise have been purchased by the Underwriter which has so terminated. Nothing in this section 16 shall oblige the Company to sell to the Underwriters less than all of the Offered Shares.


 POST CLOSING COVENANTS OF THE UNDERWRITERS

17. The Underwriters shall after the Closing Time: (i) use their best efforts to terminate, and to cause the members of the Underwriters' banking, selling or other groups to terminate, distribution of the Offered Shares as promptly as possible; (ii) give prompt written notice to the Company when, in the opinion of the Underwriters, they and the members of such Underwriters' banking, selling or other groups have ceased distribution of the Offered Shares and of the total proceeds realized from such distribution in the respective Qualifying Jurisdictions in which much information is or may be required by the appropriate Securities Regulators; and (iii) as soon as is practicable in the circumstances give to the Company a statement as to the distribution of the Offered Shares for the purpose of assisting in the listing of the Offered Shares on the TSE.

 NOTICES

18. Unless herein otherwise expressly provided, any notice, request, direction, consent, waiver, extension, agreement or other communication required or permitted to the given hereunder shall be in writing and shall be delivered by personal delivery to an officer of the party to whom notice is given or shall be sent by commercial courier or by facsimile to the attention of the individuals noted below, in each case at the following address or facsimile number, as the case may be:

(a)              Gandalf Technologies Inc.
                 130 Colonnade Road South
                 Nepean, Ontario
                 K2E 7M4

                 Attention:  Brian R. Hedges
                 Facsimile:  (613) 727-0617

with a copy to:

(b)              Stikeman, Elliott
                 Barristers & Solicitors
                 Suite 5300
                 Commerce Court West
                 Toronto, Ontario
                 M5L 1B9

                 Attention: Mihkel E. Voore
                 Facsimile:  (416) 947-0866
and in the case of notice to the Underwriters:

(c)              Wood Gundy Inc.
                 BCE Place
                 161 Bay Street, 6th Floor
                 Toronto, Ontario
                 M5J 2S8

                 Attention:  Douglas G. Cunningham
                 Facsimile:  (416) 594-7470

(d)              Deacon Barclays de Zoete Wedd Limited
                 304 Bay Street
                 Toronto, Ontario
                 M5H 2P2

                Attention: Peter A. Mackenzie
                Facsimile:  (416) 350-3375

(e)              Gordon Capital Corporation
                 Box 67, Suite 5300
                 Toronto Dominion Bank Tower
                 Toronto-Dominion Centre
                 Toronto, Ontario
                 M5K 1E7

                 Attention: Robert Cross
                 Facsimile:  (416) 369-9498

(f)              Richardson Greenshields of
                 Canada Limited
                 313 Second Avenue
                 Ottawa, Ontario
                 K1S 2J1

                 Attention: Graham C. MacMillan
                 Facsimile:  (613) 565-4800

with a copy to:

(g)              Fasken Campbell Godfrey
                 Barristers and Solicitors
                 P.O. Box 20
                 Toronto Dominion Bank Tower
                 Toronto-Dominion Centre
                 Toronto, Ontario
                 M5K 1N6

                 Attention: Cathy Singer
                 Facsimile:  (416) 362-2381


The Company and the Underwriters may change their respective addresses for notice, by notice given in the manner aforesaid, with any such notification to take effect at the time of receipt.

 TERMS AND CONDITIONS

19. All terms and conditions of this Agreement shall be construed as conditions and any breach or failure by the Company to comply with any of such terms and conditions shall entitle the Underwriters to terminate their obligations to purchase the Offered Shares by written notice to that effect given to the Company prior to the Closing Time. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Underwriters.


 SUCCESSORS

20. This Agreement shall enure to the benefit of, and shall be binding upon, the Underwriters, the Company, and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the indemnities of the Company contained in section 13 shall also be for the benefit of all officers, directors, employees and agents of the Underwriters.

 APPLICABLE LAW

21. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.


 COUNTERPARTS

22. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


 TIME OF ESSENCE

23.  Time shall be of the essence of this Agreement.

           If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance by signing in the space provided therefor below and return this letter to us whereupon this letter as so accepted shall constitute a binding agreement among us in accordance with the foregoing.

Yours very truly,


 WOOD GUNDY Inc.                       DEACON BARCLAYS DE ZOETE
                                       WEDD Limited


By: s/DOUGLAS G. CUNNINGHAM         By: s/PETER A. MACKENZIE



 GORDON CAPITAL CORPORATION         Richardson Greenshields
                                    of Canada Limited

By: s/ROBERT CROSS                  By:  s/GRAHAM C. MACMILLAN



Accepted this 20th day of October, 1993.


                                    GANDALF TECHNOLOGIES INC.


                                    By:  s/B.R. HEDGES

                                         s/W.MACDONALD

 SCHEDULE A

United States Selling Restrictions


     1. (a)For the purposes of this Schedule, the following terms shall have the meanings indicated:

     (i) "Directed Selling Efforts" means "Directed Selling Efforts" as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Agreement, it means, subject to the exclusions from the definition of "directed selling efforts" in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of the Offered Shares;

     (ii) "Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

     (iii) "SEC" means the United States Securities and Exchange
Commission;

     (iv) "Selling Dealer Group" means the dealers and brokers other than the Underwriters who participate in the offer and sale of the Offered Shares pursuant to the Underwriting Agreement;

     (v)   "Substantial U.S. Market Interest" means "substantial
U.S. market interest" as defined in Regulation S;

     (vi) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

     (vii) "U.S. Exchange Act" means the United States Securities
Exchange Act of 1934, as amended; and

     (viii)   "U.S. Securities Act" means the United States
Securities Act of 1933, as amended.


     2. Each Underwriter acknowledges that the Offered Shares have not and will not be registered under the U.S. Securities Act and that any sale of the Offered Shares by the Underwriters will be made in one or more private placements under the U.S. Securities Act or pursuant to Regulation S.

     3. Each Underwriter shall cause each purchaser in the United States (a "Purchaser") to execute a subscription agreement in the form attached as Exhibit I hereto.

     4. Each Underwriter agrees that neither it nor any of its affiliates nor any person acting on its behalf or on behalf of its affiliates will:

           (a) except to the extent permitted by Section 3 of this Schedule, (i) offer to sell, or make any solicitation of an offer to buy, any Offered Shares to any person in the United States, or (ii) make any sale of Offered Shares to any purchaser unless, at the time the buy order was originated, the purchaser was outside the United States, or the seller and any person acting on its behalf reasonably believe that such purchaser was outside the United States;

           (b)   make any Directed Selling Efforts in the United
States with respect to the Offered Shares;

           (c) offer or sell, or solicit any offer to buy, by any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act, any of the Offered Shares.


     5. The Underwriters have not entered, and will not enter, into any contractual arrangement without the prior written consent of the Company with respect to the distribution of the Offered Shares, except (i) with their affiliates or (ii) with members of the Selling Dealer Group in accordance with this Schedule "A".


     6.    The Company:

     (i) represents that it is a "foreign issuer" within the meaning of Regulation S and reasonably believes that there is no Substantial U.S. Market Interest in the Common Shares of the
Company;

     (ii) represents that it is not, and agrees to use its best efforts not to become at any time prior to the expiration of three years after the Closing, an "investment company" as defined in the United States Investment Company Act of 1940, as amended;

     (iii) represents and agrees that neither it nor any of its affiliates has taken or will take any action which would cause the exemptions afforded by Regulation S to be unavailable for the offer and sale of the Offered Shares pursuant to the Underwriting Agreement or which would constitute a violation of Rule 10b-6 or Rule 10b-7 of the SEC under the U.S. Exchange Act;

    (iv) represents and agrees that none of the Company, its affiliates or any person acting on its or their behalf has offered or will offer to sell the Offered Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act; and

     (v) represents and agrees that none of the Company, its affiliates or any person acting on its or their behalf has engaged or will engage in any Directed Selling Efforts in the United States with respect to the Offered Shares within the meaning of Regulation S.

EXHIBIT I
                        FORM OF U.S.PURCHASER'S LETTER

                          _________________________________, 1993
Gandalf Technologies Inc.
130 colonnade Road South
Nepean, Ontario
CANADA  K2E 7M4

                              Gandalf Technologies Inc.
                              -------------------------
Ladies and Gentlemen:

In connection with our proposed purchase of common shares (THE "COMMON SHARES") of Gandalf Technologies Inc. (the
"Corporation"), we confirm and agree as follows:

(1) We are authorized to consummate the purchase of Common Shares.

(2) We understand that the Common Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") and that the sale contemplated hereby is being made in reliance on a private placement exemption to institutional accredited investors.

           (3) We have received a copy, for our information only, of the Canadian Prospectus dated _____________, 1993 and a U.S. covering memorandum (the "Canadian Prospectus") relating to the offering in Canada of the Common Shares and have had access to such additional information, if any, concerning the Corporation as we have considered necessary in connection with our investment decision to acquire the Common Shares.

           (4) We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in Common Shares and we are able to bear the economic risks of such investment.

           (5) We are an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the U.S. Securities Act and we are acquiring Common Shares for our own account or for the account of an institutional "accredited investor" as to which we exercise sole investment discretion, and not with a view to any resale, distribution or other disposition of Common Shares in violation of the United States securities laws.

           (6) We are purchasing Common Shares for our own account having an aggregate purchase price of at least

U.S. $250,000 or for one or more accounts as to which we exercise sole investment discretion and each such account is purchasing
Common Shares having such an aggregate purchase price.

           (7) We acknowledge that we have not purchased Common Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

           (8) We agree that if we decide to offer, sell or otherwise transfer any Common Shares, we will not offer, sell or otherwise transfer any of such Common Shares (other than pursuant to an effective registration statement under the U.S. Securities
Act), directly or indirectly, unless:

                 (a)  the sale is to the Corporation; or
                                                   --
                 (b) (i) the sale is to an "accredited investor" within the meaning of Rule 501(a)(1), (2),
                      (3) or (7) under the U.S. Securities Act and
                      is of a number of Common Shares having an
                      aggregate market value at the time of such
                      sale of not less than U.S. $250,000, (ii) a
                      purchaser's letter containing
                      representations, warranties and agreements
                      substantially similar to those contained in
                      this purchaser's letter (except that such
                      purchaser's letter need not contain the
                      representation set forth in paragraph (3)
                      above), and satisfactory to the U.S.
                      placement agent and the Corporation, is
                      executed by the purchaser and delivered to
                      the U.S. placement agent and the Corporation
                      prior to the sale and (iii) all offers or
                      solicitations in connection with the sale are arranged and conducted solely by the U.S. placement agent or the Corporation; or
                                                        --
                 (c) the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; or
                                      --
                 (d) the sale is made pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if applicable; or
                                 --

                 (e) the Common Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and we have therefore furnished to the U.S. placement agent and the Corporation an opinion of counsel of recognized standing reasonably satisfactory to the U.S. placement agent and the Corporation.

           (9) We understand and acknowledge that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S.
Securities Act or applicable state laws, the certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED(THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY. (A) TO THE CORPORATION,
                 (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
                 (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE R-M TRUST COMPANY OR MELLON SECURITIES TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO SUCH TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE

                 SECURITIES ACT;

provided, that if Common Shares are being sold under paragraph
(8)(c) above, the legend may be removed by providing a declaration to The R-M Trust Company or Mellon Securities Trust
Company, as registrar and transfer agent, to the following effect
(or as the Corporation may prescribe from time to time):

                 "The undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933 and (B) certifies that (1) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the united States or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United Stats and
                 (2) none of the seller, any affiliate of the seller or any person acting on their behalf engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S."

           (10) We consent to the Corporation making a notation on its records or giving instructions to any transfer agent of Commons Shares in order to implement the restrictions on transfer set forth and described herein.

           We acknowledge that the representations and warranties and agreements contained herein are made by us with the intent that they may be relied upon by you and by the U.S. placement agent, in determining our eligibility or (if applicable ) the eligibility of others on whose behalf we are contracting hereunder to purchase Common Shares. We further agree that by accepting Common Shares we shall be representing and warranting that the foregoing representations and warranties are true as at the closing time with the same force and effect as if they had been made by us at the closing time and that they shall survive the purchase by us of Common Shares and shall continue in full force and effect notwithstanding any subsequent disposition by us of such Common Shares.

           You and the U.S. placement agent are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              ---------------------------
                              Name of Purchaser

Dated:

                              By: ----------------------
                              Name:
                              Title:

                                _________________, 1993

The R-M Trust Company


Mellon Securities Trust Company


                Re:  Transfer of Common Shares of Gandalf
                     Technologies Inc. bearing a U.S. Securities
                     Act Legend


Dear Sires:

           Enclosed herewith as Schedule A, you will find the Instructions for the Transfer of Common Shares bearing a U.S. Securities Act Legend as set forth herein (the "Instructions") to be followed by you, as co-transfer agent and co-registrar of the Common Shares of Gandalf Technologies Inc., in connection with transfers of Common Shares bearing such U.S. Securities Act legends.

           Kindly complete the attached acknowledgement in duplicate and return same to each of Gandalf Technologies Inc. and the undersigned to confirm that you will observe the Instructions in connection with transfers of Common Shares bearing such U.S. Securities Act legends.

                                       Yours very truly,

                                       WOOD GUNDY INC.

                                       By:
____________________________
Encls.

 SCHEDULE B

[Opinion of Stikeman, Elliott]


                                     ________________, 1993


Wood Gundy Inc.                    Deacon Barclays de Zoete
BCE Place                            Wedd Limited
161 Bay Street, 6th Floor          304 Bay Street
Toronto, Ontario                   Toronto, Ontario
M5J 2S8                            M5H 2P2

Gordon Capital Corporation         Richardson Greenshields of
Box 67, Suite 5300                   Canada Limited
Toronto Dominion Bank Tower        313 Second Avenue
Toronto-Dominion Centre            Ottawa, Ontario
Toronto, Ontario                   K1S 2J1
M5K 1E7

Fasken Campbell Godfrey
Barristers and Solicitors
P.O. Box 20
Toronto Dominion Bank Tower
Toronto-Dominion Centre
Toronto, Ontario
M5K 1N6


 Gandalf Technologies Inc.

     We have acted as counsel to Gandalf Technologies Inc. (the "Corporation") in connection with the issuance and sale by the Corporation and the purchase by Wood Gundy Inc., Deacon Barclays de Zoete Wedd Limited, Gordon Capital Corporation and Richardson Greenshields of Canada Limited (collectively, the "Underwriters") of 12,000,000 Common Shares of the Corporation (the "Offered Shares"), pursuant to the terms and subject to the conditions of an agreement (the "Underwriting Agreement") dated October 20, 1993 between the Underwriters and the Corporation. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

     As counsel for the Corporation and jointly with Fasken Campbell Godfrey, counsel for the Underwriters, we participated in the preparation of the English language versions of the preliminary prospectus of the Corporation dated September 21, 1993 and the (final) prospectus (the "Prospectus") of the Corporation dated _____________, 1993 prepared in connection with the offering of the Offered Shares to the public in all of the provinces of Canada. As such counsel, we also settled the Underwriting Agreement with Fasken Campbell Godfrey.

     We have examined such statutes, public and corporate records of the Corporation and such documents and certificates of officers of the Corporation and others and considered such questions of law as we have considered relevant and necessary as a basis for the opinions expressed herein. In particular, we have relied, as to certain matters of fact, upon certificates of officers of the Corporation, of the The R-M Trust Company (the "Trust Company"), of public officials, a letter dated ____________________, 1993 from The Toronto Stock Exchange and of the auditors of the Corporation, KPMG Peat Marwick Thorne, copies of which have been delivered to you. In all such examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles and the authenticity of the originals of such documents and facsimiles. In rendering our opinion in paragraph 5 below, we have relied, insofar as such opinion relates to the Trust Company, solely upon certificates of the Trust Company, copies of which have been delivered to you. In rendering the opinion set forth in paragraph 6 below, insofar as such opinion relates to the Underwriting Agreement constituting valid and binding obligations of the Corporation, we have assumed that such agreement constitutes a valid and binding obligation of the parties thereto other than the Corporation, enforceable in accordance with its terms, subject to the exceptions set out in paragraph 7 below.

     We are qualified to practise law in the Province of Ontario and to express legal opinions only with respect to the laws of the Province of Ontario and the federal laws of Canada applicable therein. The opinions expressed below are to be construed in accordance with such laws in effect on the date hereof. We have not made an examination of the laws of any jurisdiction other than Canada and the Province of Ontario and we do not express or imply any opinion with respect to the laws of any foreign jurisdiction. Insofar as our opinions relate to matters governed by laws other than the laws of the Province of Ontario or the federal laws of Canada applicable therein, we have relied upon the opinions of local counsel in each applicable jurisdiction as to the laws of each such jurisdiction, copies of which have been delivered to you.

Such opinions are in form satisfactory to us and we are of the opinion that both you and we are entitled to rely thereon.

     To the extent that any of the opinions of local counsel referred to above upon which we are relying is based upon any assumption or is made subject to any limitation or qualification, our opinions given in reliance thereon are also based upon such assumptions and are subject to such limitations or qualifications.

     Based and relying upon and subject to the foregoing, we are of the opinion that:

1. Each of the Corporation and its subsidiaries which are incorporated in Canada, the United States and the United Kingdom
(the "Subsidiaries") is validly subsisting under the laws of its jurisdiction of incorporation.

2. Each of the Corporation and its Subsidiaries has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. No general registration, license, consent or other authorization is required by any of the Corporation or its Subsidiaries to carry on its business in the jurisdictions in which it carries on business.

3. The authorized capital of the Corporation consists of an unlimited number of Common Shares, of which _________________
Common Shares are issued and outstanding as fully paid and non-assessable.

4. The Corporation has all requisite corporate power and authority to authorize, execute and deliver, and to carry out its obligations under, the Underwriting Agreement.

5. All necessary corporate action has been taken by the Corporation validly to issue the Offered Shares to the Underwriters and the Offered Shares have been duly and validly issued as fully paid and non-assessable. A single definitive share certificate representing the Offered Shares has been duly certified by the Trust Company and registered in the name of and delivered to Wood Gundy Inc., on behalf of the Underwriters.

6. All necessary corporate action has been taken by the Corporation to authorize the execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under the Underwriting Agreement, and the Underwriting Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms, except:

     (a) that enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally;

     (b) that specific performance, injunction and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction; and

     (c) that rights to indemnity, contribution and waiver of contribution under the Underwriting Agreement may be limited under applicable law.

7. The execution and delivery of the Underwriting Agreement, the fulfilment of the terms thereof and the issuance and sale of the Offered Shares by the Corporation pursuant to the Underwriting Agreement do not and will not contravene any applicable law of Canada or of the Province of Ontario and do not and will not result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents or by-laws of the Corporation or any resolutions of the directors or shareholders of the Corporation or any of the trust indenture dated ______________________, 1993 between the Company and The R-M Trust Company and a loan agreement, as amended, between the Company and The Royal Bank of Canada.

8. No consent, approval, authorization or order of any court or governmental agency or body or regulatory authority is required for the consummation by the Corporation of the transactions contemplated by the Underwriting Agreement, other than those that have been obtained on or prior to the date hereof.

9. To our knowledge, other than as described in Appendix A hereto, there is no action, proceeding, litigation or investigation pending or threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which in any way would have a material adverse effect upon the Corporation or the consummation of the transactions described in the Underwriting Agreement.

10. The form and terms of the share certificate representing the Common Shares have been duly approved and adopted by the directors of the Corporation and comply with all legal requirements relating thereto.

11. The attributes of the Common Shares are consistent with the description thereof in the Prospectus under the heading
"Description of Share Capital".

12. The Toronto Stock Exchange has conditionally approved the listing and posting for trading of the Common Shares subject to the Corporation fulfilling all of the requirements of such exchange on or before ___________________, 1993.

13. The Trust Company at its principal offices in _________________________ has been duly appointed transfer agent and registrar of the Common Shares.

14. All necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled under the laws of the Qualifying Jurisdictions to qualify the issuance and sale of the Offered Shares to the public in each of the Qualifying Jurisdictions through registrants registered under applicable legislation and who have complied with the relevant provisions of such applicable legislation.

15. The provisions of the Pension Benefits Act (Ontario) and the Regulation thereunder would not, subject to compliance with the prudent investment criteria contained therein and the general investment provisions thereof, preclude the funds of a pension plan registered thereunder from being invested in the Common Shares at the date hereof, provided that the Common Shares are within a category of investment specifically permitted and for which guidelines are established in the statement of investment policies and goals for such plan filed under the Act and provided further that such investment complies with such guidelines.

16. The provisions of the Loan and Trust Corporations Act (Ontario) and the Regulation thereunder would not, subject to compliance with the prudent investment standards and the general investment provisions thereof, preclude the funds received as deposits under section 155 of such Act by loan corporations and trust corporations registered under such Act from being invested in the Common Shares at the date hereof without resorting to the provisions of subsection 166(1) of such Act.

17. The provisions of an Act respecting insurance (Quebec) do not, subject to compliance with the prudent investment standards and the general investment provisions of such Act, preclude an investment in the Common Shares at the date hereof by an insurer governed by such Act, other than a mutual association or professional corporation.

18. The provisions of the Supplemental Pension Plans Act (Quebec) do not, subject to compliance with the general investment provisions of such Act, preclude the assets of a pension plan registered pursuant thereto from being invested in the Common Shares at the date hereof; provided, however, that where an investment policy has been established and adopted for such pension plan in accordance with such Act, an investment in Common Shares is also made in accordance with such investment policy.

19. The provisions of the Trust and Loan Companies Act (Canada) would not, subject to compliance with the prudent investment and lending policies, standards and procedures required to be established pursuant to that Act, preclude the funds of companies regulated under such Act from being invested.

20. The provisions of the Insurance Companies Act (Canada) would not, subject to the prudent investment and lending policies, standards and procedures required to be established pursuant to that Act and in the case of foreign companies (as defined in that Act) subject to any restriction contained in the trust deed creating the trust in respect of such assets, preclude the funds of companies (as defined in that Act) or the assets or foreign companies (as defined in the Act) required to be vested in trust, from being invested.

21. The provisions of An Act respecting trust companies and savings companies (Quebec) would not preclude an investment at the date hereof in the Common Shares by a Quebec company as defined under such Act (other than a trust company as defined under such Act with respect to funds (except deposits) such trust company administers for other persons unless otherwise provided in the instrument creating the administration), subject to compliance with the general investment provisions of such Act and subject to the specific provisions of Division VI of Chapter 15 of such Act applicable to a Quebec company.

22. The Common Shares are, as of the date hereof, qualified investments under the Income Tax Act (Canada) for a trust governed by a registered retirement savings plan, registered retirement income fund or deferred profit sharing plan (as such terms are defined in such Act) registered under such Act.

Yours truly,